Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Form F-1 of our report dated March 22, 2023, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the consolidated financial statements of GLAAM Co., Ltd. and its Subsidiaries.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

Los Angeles, California

December 22, 2023